SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 14, 2001
(Date of earliest event reported)

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-6458
(Commission File Number)

36-2386361
(IRS Employer Identification No.)

1 East First Street
Suite 600
Reno, Nevada 89501
(Address of principal executive offices and zip code)

(702)786-5527
(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Item 5.	Other Information Events.

John Deere Capital Corporation's (JDCC's) net income was $36.0 million for the third quarter and $115.9 million for the first nine months of 2001, compared with $40.5 million and $109.1 million, respectively, last year. The decrease for the third quarter is primarily due to lower gains from sales of retail notes and higher receivable write-offs. The year-to-date increase is primarily due to higher income from a larger portfolio.

Net receivables and leases financed by JDCC were $8.953 billion at July 31, 2001, compared with $7.783 billion one year ago. The increase resulted from acquisitions exceeding collections during the last twelve months. This was partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $10.659 billion at July 31, 2001, compared with $9.981 billion at July 31, 2000.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
	(c)	Exhibits
		(99)	Press release and additional information of Deere & Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

JOHN DEERE CAPITAL CORPORATION

	By:	/s/ MICHAEL A. HARRING Michael A. Harring Secretary

Dated: August 14, 2001

Exhibit Index

Number and Description of Exhibit
(99)	Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated August 14, 2001, file number 1-4121).